UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2012

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2012, Enstar Group Limited, a Bermuda exempted company (“Enstar”), AML Acquisition, Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Enstar (“Merger Sub”), and SeaBright Holdings, Inc., a Delaware corporation (“SeaBright”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into SeaBright (the “Merger”), with SeaBright surviving the Merger as an indirect, wholly-owned subsidiary of Enstar.

At the effective time of the Merger, each outstanding share of SeaBright common stock (other than shares held by SeaBright in treasury or held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $11.11 in cash, without interest (the “Merger Consideration”). Each outstanding option to purchase shares of SeaBright common stock will fully vest at the effective time of the Merger and be cancelled and converted into the right to receive the Merger Consideration less the per share exercise price of the option. Each outstanding share of SeaBright restricted stock and each SeaBright restricted stock unit will fully vest at the effective time and be cancelled and converted into the right to receive the Merger Consideration. Enstar expects to pay the aggregate purchase price of approximately $252 million through a combination of cash on hand and a bank loan facility to be finalized before closing.

Consummation of the Merger is subject to certain conditions, including the adoption of the Merger Agreement by SeaBright’s stockholders, the expiration or early termination of the applicable Hart-Scott-Rodino waiting period, receipt of certain regulatory approvals, the accuracy of the representations and warranties of the parties (subject to materiality qualifications), the absence of any law or order prohibiting the Merger, the absence of any material adverse effect on SeaBright, material compliance by the parties with their respective covenants and agreements under the Merger Agreement and certain other customary closing conditions.

The Merger Agreement includes customary representations, warranties, and covenants of Enstar, Merger Sub, and SeaBright. In addition, SeaBright has agreed: (i) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and (ii) subject to certain exceptions, that its board of directors will recommend adoption of the Merger Agreement to its stockholders.

Under the Merger Agreement, SeaBright is subject to “no-shop” restrictions on its ability to solicit proposals relating to alternative business combination transactions and, subject to certain exceptions, enter into discussions, or enter into any agreement concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. Prior to approval of the Merger by SeaBright’s stockholders, the “no-shop” provision is subject to a “fiduciary-out” provision that allows SeaBright, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative business combination proposal that its board has determined is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement). In addition, SeaBright’s board may change its recommendation with respect to the Merger if it determines in good faith, after consultation with outside legal counsel, that the failure to do so would cause the board to breach its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both Enstar and SeaBright, including SeaBright’s right to terminate the Merger Agreement under certain circumstances to enter into a definitive agreement providing for a “Superior Proposal.” Upon termination of the Merger Agreement under specified circumstances, including as a result of a change in recommendation of SeaBright’s board of directors with respect to the Merger or if SeaBright enters into a definitive agreement providing for a “Superior Proposal,” SeaBright would be required to pay Enstar a termination fee of $7.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Enstar or SeaBright in Enstar’s or SeaBright’s public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosure regarding any facts and circumstances relating to Enstar or SeaBright. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality different from those generally applicable under the securities laws. Investors in Enstar’s securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, Enstar may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure to: (i) obtain approval of SeaBright’s stockholders, (ii) obtain governmental and regulatory approvals or (iii) satisfy other closing conditions.

The foregoing list of important factors is not exhaustive. Other important risk factors regarding Enstar may be found under the heading “Risk Factors” in Enstar’s Form 10-K for the year ended December 31, 2011, and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Item 7.01. Regulation FD Disclosure.

A copy of the Joint Press Release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of August 27, 2012, among Enstar Group Limited, AML Acquisition, Corp., and SeaBright Holdings, Inc.

99.1	Joint Press Release, dated August 27, 2012.

*	Certain of the schedules and similar attachments are not filed but Enstar Group Limited undertakes to furnish a copy of the schedules or similar attachments to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: August 27, 2012	By: /s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of August 27, 2012, among Enstar Group Limited, AML Acquisition, Corp., and SeaBright Holdings, Inc.

99.1	Joint Press Release, dated August 27, 2012.

*	Certain of the schedules and similar attachments are not filed but Enstar Group Limited undertakes to furnish a copy of the schedules or similar attachments to the SEC upon request